UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2020
PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)
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Delaware	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2020, the Board of Directors (the "Board") of Pioneer Energy Services Corp. (the "Company") appointed Matthew S. Porter as the Company's President and Chief Executive Officer. Mr. Porter, age 44, previously served as the Company’s Interim Chief Executive Officer from July 17, 2020 to December 31, 2020. He has served on the Board since May 29, 2020. He is a founding partner at Activos, LLC, a consulting company in the domestic and international oilfield service industry, and Allied Industrial Partners, an investment firm that focuses on investments in manufacturing, distribution, energy and industrial service companies. From August 2016 to September 2018, he was the chief executive officer, president and a director at Xtreme Drilling Corp., where he previously served as president and chief financial officer from April 2015 to August 2016 and as chief financial officer from August 2011 to April 2015. Prior to that, he served as the chief financial officer at Bronco Drilling Company from January 2010 to June 2011. Mr. Porter started his career at BOK Financial Corp. as a portfolio manager. He received his M.B.A. and B.B.A. from the University of Oklahoma.

Mr. Porter will continue to serve as a director on the Board but as of January 1, 2021 he is no longer eligible for the separate Board fee although he will retain the earned deferred fee portion for his 2020 Board service, as previously disclosed, so long as he meets the requisite conditions for payment.

As of January 1, 2021, Mr. Porter’s annual base salary is $360,000 and he is eligible for employee benefits in accordance with Company policy as well as future discretionary bonuses and other discretionary awards as the Board may determine in its sole discretion.

Also, effective January 1, 2021, Mr. Porter became a participant in the Company's Key Executive Severance Plan ("KESP"), which provides that upon an involuntary termination, as defined in the KESP, in addition to receiving accrued benefits (including base salary, vacation pay and other earned benefits), Mr. Porter would be entitled to receive a lump-sum cash severance payment in the amount of $360,000 and 18 months of continued life insurance and medical benefits coverage, provided that he executes a release of any claims against the Company and complies with restrictive covenants, including non-competition and non-solicitation covenants (as provided in the KESP) for a period of 12 months following termination.

There are no family relationships between Mr. Porter and any director or executive officer of the Company, and Mr. Porter has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the KESP is qualified in its entirety by reference to the full text of the KESP which is filed as Exhibit 10.5 to the Current Report on Form 8-K dated May 29, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: January 6, 2021